Exhibit 10.7

Volume Discount Addendum No. 2

This 2nd Volume Discount Addendum to the Purchase Agreement (the “2nd Addendum”) is effective as of April 1, 2011 (the “2nd Addendum Effective Date”), by and between diaDexus, Inc. (“diaDexus”), and Health Diagnostics Laboratory located at 737 N. 5th Street, Richmond, VA 23219 and any or all of its subsidiaries or affiliates (“Lab”).

WHEREAS, Lab and diaDexus are parties to that certain Purchase Agreement dated January 1, 2011 (the “PA”) and the Volume Discount Addendum thereto dated January 1, 2011 (the “1st Addendum”), collectively the “Agreement”;

WHEREAS, the parties desire to amend such 1st Addendum to make Product available to Lab directly from diaDexus.

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions. All capitalized terms not defined herein shall have the meaning assigned to them in the Agreement.

2.	Product Supply. Beginning on the 2nd Addendum Effective Date, Lab shall order Products directly from diaDexus pursuant to the terms and conditions of the Agreement.

3.	Program. diaDexus shall be responsible for all aspects of the Program previously fulfilled by diaDexus’ distributor.

4.	1st Addendum Continuance. Except as set forth above, the 1st Addendum remains in full force and effect, including the Program, Net Reimbursement review, and the Program Term.

5.

Entire Agreement. In the event of any conflict between the terms and conditions of this 2nd Addendum and the Agreement, the terms and conditions of this 2nd Addendum shall control. Except as otherwise provided in the 2nd Addendum, the parties agree that all provisions of the 2nd Agreement are hereby ratified and agreed to be in full force and effect and are incorporated herein by reference. This 2nd Addendum and the Agreement (as amended hereby), including without limitation all addenda, contain the entire agreement among the parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the parties and relating to the subject matter herein, whether written or oral, are superseded hereby and thereby. None of the terms of this 2nd Addendum shall be deemed to be amended unless such amendment is in writing, signed by all parties hereto, and recites specifically that it is an amendment to the terms of this 2nd Addendum.

IN WITNESS WHEREOF, the parties hereto have caused this 2nd Addendum to be executed by their fully authorized representatives.

diaDexus, Inc.:	Health Diagnostics Laboratory:

By: /s/ Patrick Plewman	By: /s/ Tonya Mallory
Name: Patrick Plewman	Name: Tonya Mallory
Title: President and CEO	Title: President and CEO

Date: 4/19/11	Date: 4/19/11